Exhibit 99.1

United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$227,027
Unrealized Gain (Loss) on Market Value of Futures	94,802
Dividend Income	39
Interest Income	22
Total Income (Loss)	$321,890

Expenses
Investment Advisory Fee	$3,581
SEC & FINRA Registration Expense	620
Brokerage Commissions	348
NYMEX License Fee	153
Non-interested Directors' Fees and Expenses	53
Prepaid Insurance Expense	39
Other Expenses	14,973
Total Expenses	19,767
Expense Waiver	(14,078)
Net Expenses	$5,689
Net Gain (Loss)	$316,201

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/11	$6,756,701
Net Gain (Loss)	316,201

Net Asset Value End of Period	$7,072,902
Net Asset Value Per Unit (200,000 Units)	$35.36

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2011 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502